UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - April 7, 2008

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

As reported on our Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 17, 2008, on January 14, 2008, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with The Quercus Trust (“Quercus”), pursuant to which we have agreed to issue to Quercus up to 8,571,429 shares of our Common Stock, together with Common Stock Purchase Warrants that will entitle the holder to purchase up to 10,000,000 additional shares of our Common Stock.

At the initial closing on January 14, 2008, we issued and sold 1,904,762 first closing units to Quercus for an aggregate purchase price of $4,000,000, or $2.10 per Unit. Each initial closing unit consists of one share of Common Stock, and a 5-year Warrant to purchase 1.5 additional shares of Common Stock at an exercise price of $2.60 per share.

On April 7, 2008, after we filed the last of our delinquent reports under the Securities Exchange Act of 1934, we closed the second portion of the transaction at which time Quercus purchased 1,904,762 additional units for $4,000,000. Each second closing unit consists of one share of Common Stock, and a 5-year Warrant to purchase 1.25 additional shares of Common Stock at an exercise price of $2.60 per share.

The Warrants contain conventional anti-dilution provisions for adjustment of the exercise price in the event we issue additional shares of our Common Stock or securities convertible into Common Stock (subject to certain specified exclusions) at a price less than $1.00 per share.

Item 3.02 — Unregistered Sales of Equity Securities.

Pursuant to the Securities Purchase Agreement described in Item 1.01 above, on April 7, 2008, we issued 1,904,762 shares of our Common Stock and a Warrant to The Quercus Trust. The Warrant entitles the holder thereof to purchase up to 2,380,952.5 additional shares of Common Stock, at any time on or before April 6, 2013, at an exercise price of $2.60 per share. The Warrant contains conventional anti-dilution provisions for the adjustment of the exercise price of the Warrant in the event we issue additional shares of our Common Stock or securities convertible into Common Stock (subject to certain exceptions) at a price of less than $2.60 per share.

In the Securities Purchase Agreement, Quercus represented to us that it is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933) and a “qualified institutional buyer” (as such term is defined in Rule 144A under the Securities Act of 1933) and that it was acquiring the shares of our Common Stock and the Warrant for its own account, for investment purposes, and without a view toward distribution or resale of such securities. The shares of our Common Stock and Warrant were issued to Quercus in a transaction not involving a public offering and without registration under the Securities Act of 1933 in reliance on the exemption from registration provided by Section 4(2) of such Act.

Merriman Curhan Ford & Co. (AMEX: MEM) acted as sole placement agent in this transaction. In connection with the second closing, we paid an 8% commission to Merriman Curhan Ford & Co., totaling $320,000, and issued 342,857 Warrants to purchase additional shares of Common Stock at an exercise price of $2.60 per share.

The Securities Purchase Agreement and the form of Warrant were filed as Exhibits 10.1 and 10.2 to our Current Report on Form 8-K filed with the SEC on January 17, 2008, and the foregoing descriptions are qualified in their entirety by reference to such Exhibits which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 10, 2008

Axion Power International, Inc.

By: /s/ Andrew Carr Conway, Jr.
       Andrew Carr Conway, Jr.
     Chief Financial Officer